Exhibit 23.1




                     Consent of Independent Auditors

We consent to the incorporation by reference in the Registration
Statement (Form S-8) pertaining to the Andersons, Inc. Long-Term Performance Compensation Plan of our reports dated February 6, 1995, with respect to the financial statements of The Andersons Management Corp. (the Corporation) and the consolidated financial statements of The Andersons for the year ended December 31, 1994, included in the Corporation's Registration Statement (Form S-4) dated October 26, 1995, filed with the Securities and Exchange Commission.


                                                        Ernst & Young LLP

Toledo, Ohio
February 26, 1996